As filed with the Securities and Exchange Commission on April 22, 2016

Registration No. 333-__
____________________________________________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________

WORLD WRESTLING ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	04-2693383
(State or other jurisdiction of incorporation or organization)	(I.R.S.Employer Identification No.)

1241 EAST MAIN STREET
STAMFORD, CONNECTICUT 06902
(Address of principal executive offices)  (Zip Code)

WORLD WRESTLING ENTERTAINMENT, INC.
2016 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

James W. Langham
Senior Vice President and Assistant General Counsel
World Wrestling Entertainment, Inc.
1241 East Main Street
Stamford, Connecticut 06902
(Name and address of agent for service)

(203) 352-8600
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

[ ] Large accelerated filer
[X] Accelerated filer
[ ] Non-accelerated filer (Do not check if a smaller reporting company)
[ ] Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock, par value $.01 per share	5,000,000	$16.36	$81,800,000	$8,238

         (1) This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).

         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c).  The fee is calculated on the basis of the average of the high and low sale prices for the Registrant's Class A Common Stock reported on the New York Stock Exchange on April 18, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(i)  The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015.

(ii)  The Registrant’s Current Report on Form 8-K filed on April 21, 2016.

(iii)  The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statements on Form 8-A filed October 14, 1999 and September 22, 2000.

    All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Registrant’s 2016 Omnibus Incentive Plan meeting the requirements of Section 10(a) of the Securities Act.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation, in its certificate of incorporation, to limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for the unlawful payment of a dividend or an unlawful stock purchase or redemption under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.  The Registrant's amended and restated certificate of incorporation contains the following provision regarding the elimination of liability for its directors:

          The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Without limiting the generality of the foregoing, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain circumstances, subject to certain limitations, against specified costs and expenses actually and reasonably incurred in connection with an action, suit or proceeding, whether civil, criminal, administrative or investigative. The Registrant's amended and restated certificate of incorporation contains a provision that the Registrant indemnify any person who was or is made or is threatened to be  made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director,  officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person.

Article VI of the Registrant's amended and restated by-laws contains similar provisions and permits the Registrant to maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify him or her against such liability under the provisions of the Registrant's amended and restated by-laws.  The Registrant has purchased directors’ and officers’ liability insurance covering certain liabilities which may be incurred by the officers and directors of the Registrant in connection with the performance of their duties.

In addition to the foregoing indemnification provisions, the Registrant has entered into Indemnification Agreements with each of its independent directors. The Indemnification Agreements reiterate the Registrant’s indemnification obligations to its independent directors and provide certain timelines and procedures for implementing such obligations.  The Registrant may enter into Indemnification Agreements with officers and other directors on substantially similar terms in the future.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

EXHIBIT NO.	DESCRIPTION

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (No. 333-84327).

4.1A	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1(a) to our Registration Statement on Form S-8, filed July 15, 2002).

4.1.B	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Annex B to our Definitive Proxy Statement on Schedule 14A, filed March 11, 2016).

4.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.4 to our Registration Statement on Form S-1 (no. 333-84327)).

4.2A	Amendment to Amended and Restated By-Laws (incorporated by reference to Exhibit 4.2(a) to our Registration Statement on Form S-8, filed July 15, 2002).

5.1	Opinion of K&L Gates LLP regarding the legality of the shares being registered hereunder (filed herewith).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of K&L Gates LLP (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

99.1	World Wrestling Entertainment, Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Annex A to our Definitive Proxy Statement on Schedule 14A, filed March 11, 2016).

ITEM 9. UNDERTAKINGS.

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the  Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the  purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

* * *

(h)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the  Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on April 22, 2016.

WORLD WRESTLING ENTERTAINMENT, INC.

By:	/s/ VINCENT K. MCMAHON
Vincent K. McMahon
Chairman of the Board of Directors and
Chief Executive Officer

We, the undersigned directors and officers of World Wrestling Entertainment, Inc., do hereby constitute and appoint George A. Barrios and James W. Langham, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name  and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement and the foregoing Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title or Capacity	Date

/s/ VINCENT K. MCMAHON	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	April 22, 2016
Vincent K. McMahon

/s/ STEPHANIE MCMAHON	Director and Chief Brand Officer	April 22, 2016
Stephanie McMahon

/s/ PAUL LEVESQUE	Director and Executive Vice President, Talent, Live Events & Creative	April 22, 2016
Paul Levesque

/s/ STUART U. GOLDFARB	Director	April 22, 2016
Stuart U. Goldfarb

/s/ PATRICIA A. GOTTESMAN	Director	April 22, 2016
Patricia A. Gottesman

/s/ LAUREEN ONG	Director	April 22, 2016
Laureen Ong

/s/ JOSEPH H. PERKINS	Director	April 22, 2016
Joseph H. Perkins

/s/ ROBYN W. PETERSON	Director	April 22, 2016
Robyn W. Peterson

/s/ FRANK A. RIDDICK III	Director	April 22, 2016
Frank A. Riddick III

/s/ JEFFREY R. SPEED	Director	April 22, 2016
Jeffrey R. Speed

/s/ GEORGE A. BARRIOS	Chief Strategy & Financial Officer	April 22, 2016
George A. Barrios	(principal financial officer)

/s/ Mark Kowal	Chief Accounting Officer	April 22, 2016
Mark Kowal	and SVP, Controller
(principal accounting officer)

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (No. 333-84327).

4.1A	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1(a) to our Registration Statement on Form S-8, filed July 15, 2002).

4.1B	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Annex B to our Definitive Proxy Statement on Schedule 14A, filed March 11, 2016).

4.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.4 to our Registration Statement on Form S-1 (no. 333-84327)).

4.2A	Amendment to Amended and Restated By-Laws (incorporated by reference to Exhibit 4.2(a) to our Registration Statement on Form S-8, filed July 15, 2002).

5.1	Opinion of K&L Gates LLP regarding the legality of the shares being registered hereunder.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of K&L Gates LLP (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

99.1	World Wrestling Entertainment, Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Annex A to our Definitive Proxy Statement on Schedule 14A, filed March 11, 2016).